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                                                                    EXHIBIT 21

                           DELL COMPUTER CORPORATION
                            Listing of Subsidiaries

            NAME                                    JURISDICTION
            ----                                    ------------
Dell Computer PTY. Limited                      Australia
Dell Computer Ges.m.b.H                         Austria
Dell Export Sales Corporation                   Barbados
Dell Products (Europe) B.V. Beijing             Beijing/Netherlands
Representative Office
Dell Computer NV                                Belgium
Dell Computadores do Brasil LTDA.               Brazil
Dell Computer sro                               Czech Republic
Dell Catalog Sales Corporation                  Delaware
Dell Computer Corporation                       Delaware
Dell Computer Holdings Corporation              Delaware
Dell Direct Sales Corporation                   Delaware
Dell Eastern Europe Corporation                 Delaware
Dell Funding Corporation                        Delaware
Dell Gen. P. Corp.                              Delaware
Dell International Incorporated                 Delaware
Dell Marketing Corporation                      Delaware
Dell Products Corporation                       Delaware
Dell Receivables Gen. P. Corp.                  Delaware
Dell USA Corporation                            Delaware
Dell Computer AS                                Denmark
Dell Computer AB                                Finland
Dell Computer OY                                Finland
Dell Computer S.A.                              France
Dell Computer GmbH                              Germany
Dell Computer Asia LTD.                         Hong Kong
Dell Asis Pacific Sdn Liaison Office            India/Malaysia
Dell Computer Limited                           Ireland
Dell Direct                                     Ireland
Dell Products                                   Ireland
Dell Research                                   Ireland
Dell Computer Corporation K.K.                  Japan
Dell Computer Corporation                       Korea
Dell Computer International Transactions        Madeira
LDA
Dell Computer NV                                Madeira
Dell Asia Pacific Sdn.                          Malaysia
Dell Computer de Mexico, S.A. de C.V.           Mexico
Dell Computer BV                                Netherlands
Dell Computer Holdings (Europe) B.V.            Netherlands
Dell Products (Asia) B.V.                       Netherlands
Dell Products (Europe) B.V.                     Netherlands
Dell Computer Limited                           New Zealand

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Dell Computer AS                        Norway
Dell Computer Corporation               Ontario, Canada
Dell Computer, Sp.z.o.o.                Poland
Dell Quebec Inc.                        Quebec
Dell Computer Asia Pte. Ltd.            Singapore
Dell Computer (Pty.) Ltd.               South Africa
Dell Computer S.A.                      Spain
Dell Computer AB                        Sweden
Dell Computer SA                        Switzerland
Dell Catalog Sales L.P.                 Texas
Dell Computer Holdings, L.P.            Texas
Dell Direct Sales L.P.                  Texas
Dell Marketing L.P.                     Texas
Dell Products L.P.                      Texas
Dell Receivables L.P.                   Texas
Dell USA L.P.                           Texas
Dell World Trade L.P.                   Texas
DellWare Direct L.P.                    Texas
Dell Computer Co., Ltd.                 Thailand
Dell Computer Corporation Limited       United Kingdom
Dell Computer EEIG                      United Kingdom
Dell Distribution (EMEA) Limited        United Kingdom